Exhibit 99.1

Media Contact:	Investor Contact:
Erika Dornaus	David Banks
Racepoint Group	DigitalGlobe
781.487.4637	303.684.4210
digitalglobe@racepointgroup.com	dbanks@digitalglobe.com

National Geospatial Intelligence Agency (NGA) Exercises the First Monthly Option to Extend its NextView Service Level Agreement with DigitalGlobe

Longmont, Colorado, June 11, 2010 – DigitalGlobe (NYSE: DGI), a leading global content provider of high-resolution earth imagery solutions, today announced that the National Geospatial-Intelligence Agency, or NGA, has exercised the first of its monthly options to extend its Service Level Agreement, or SLA, with DigitalGlobe. This option becomes effective July 1, 2010 and runs through July 31, 2010. It represents the first of up to six one-month extensions with the NGA, with the last option term expiring on Dec. 31, 2010.

About DigitalGlobe

Longmont, Colorado-based DigitalGlobe (http://www.digitalglobe.com) is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense, intelligence, and homeland security applications, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than 1 billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, please visit www.digitalglobe.com.
DigitalGlobe is a registered trademark of DigitalGlobe.

Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.

Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.

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